Exhibit 99.1

                                                                    News Release

FOR IMMEDIATE RELEASE
Contact: Michael E. DeHaan
         Chairman, President & CEO
         773.239.6000



                          CHESTERFIELD FINANCIAL CORP.
                         REPORTS SECOND QUARTER EARNINGS
                           DECLARES QUARTERLY DIVIDEND

CHICAGO,  Illinois,  January 26, 2004 - Chesterfield  Financial  Corp.  (NASDAQ:
CFSL), the parent company of Chesterfield Federal Savings and Loan Association of Chicago, today reported net income of $492,000, or $0.14 diluted earnings per share for the quarter ended December 31, 2003, compared to net income of $788,000, or $0.22 diluted earnings per share for the quarter ended December 31, 2002. Net income for the six months ended December 31, 2003 was $1.0 million, or $0.29 diluted earnings per share, compared to net income of $1.6 million, or $0.43 diluted earnings per share for the six months ended December 31, 2002.

On January 20, 2004, the Board of Directors of the Company declared a second quarter dividend of $0.08 per share, to be paid on March 1, 2004, to stockholders of record as of February 13, 2004.

Comparison  of Operating  Results for the Quarters  Ended  December 31, 2003 and
2002

Total interest income decreased by $703,000, or 17.0%, to $3.4 million for the quarter ended December 31, 2003, from $4.1 million for the quarter ended
December 31, 2002. An increase in average interest-earning assets of $1.6 million between periods, offset by a decrease in yield on interest-earning assets to 3.99%, from 4.83% for the same quarter last year, and a change in the mix of interest-earning assets favoring shorter-term, lower yielding securities and interest-earning deposits, caused the decline in interest income. The average balance of loans for the quarter ended December 31, 2003, decreased $14.8 million from the average balance for the quarter ended December 31, 2002, while the average balance of securities, interest-earning deposits and federal funds sold increased $15.1 million.

Interest expense on deposits decreased by $464,000, or 31.6%, to $1.0 million for the quarter ended December 31, 2003, from $1.5 million for the same period in 2002. The decrease was primarily attributable to reductions in deposit rates paid, with the average cost of funds decreasing to 1.43% for the current period, from 2.11% for the same period last year, offset to some extent by a $3.8 million increase in the average balances of deposit accounts. The average balance of time deposits, which generally are paid a higher rate than other deposits, decreased $3.5 million between these two periods.

Net interest income decreased by $239,000, or 8.9%, to $2.4 million for the quarter ended December 31, 2003, from $2.7 million for the same period in 2002. The net interest rate spread decreased 16 basis points, to 2.56% in 2003, from 2.72% in 2002, while the net interest margin decreased 29 basis points, to 2.83% in 2003, from 3.12% in 2002. The ratio of average interest-earning assets to average interest-bearing liabilities was 122.7% in 2003, compared to 123.8% in 2002.

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



Non-interest income decreased $201,000, or 22.8%, to $681,000 for the quarter ended December 31, 2003, from $882,000 for the same period in 2002. Insurance commissions generated by the Company's insurance agency subsidiary, Chesterfield Insurance Services LLC ("CIS"), decreased $226,000, or 28.8%, to $560,000 in 2003, compared to $786,000 in 2002. The primary cause of this decrease was the loss of renewal commissions of more than $175,000 from a major client due to renewed competition and lower pricing in the condominium association insurance underwriting business.

Total non-interest expense decreased $177,000, or 7.1%, to $2.3 million for the quarter ended December 31, 2003, from $2.5 million for the quarter ended December 31, 2002. The primary cause for the decrease was a $195,000 decrease in insurance agency bad debt expense. The insurance agency bad debt expense for the quarter ended December 31, 2002, was primarily the result of a $194,000 loss provision for an insurance premium receivable from a long-term commercial client. The agency has since recovered $20,000 of the receivable and continues to aggressively pursue collection. The annualized ratio of non-interest expense to average assets was 2.57% in 2003, compared to 2.80% in 2002, and the Company's efficiency ratio was 74.7% for the current quarter, compared to 70.5% for the same period last year.

The provision for income taxes of $296,000 for the quarter ended December 31, 2003, resulted in an effective tax rate of 37.6%, compared to a provision of $463,000 and a 37.0% effective tax rate for the same quarter last year.

The Company's return on average assets for the quarter ended December 31, 2003, was 0.54%, compared to 0.88% for the quarter ended December 31, 2002. Return on average equity for the current quarter was 2.68%, compared to 4.39% for the same quarter last year.

Comparison of Operating Results for the Six Months Ended December 31, 2003 and 2002

Total interest income decreased by $1.6 million, or 18.6%, to $6.9 million for the six months ended December 31, 2003, from $8.5 million for the six months ended December 31, 2002. An increase in average interest-earning assets of $2.0 million between periods, offset by a decrease in yield on interest-earning assets to 3.98% for the six months ended December 31, 2003, from 4.91% for the same period last year, and a change in the mix of interest-earning assets favoring shorter-term, lower yielding interest-earning deposits, caused the decline in interest income. The average balance of loans and securities for the six months ended December 31, 2003, decreased $24.8 million from the average balance for the six months ended December 31, 2002, while the average balance of interest-earning deposits and federal funds sold increased $25.6 million.

Interest expense on deposits decreased by $1.1 million, or 34.1%, to $2.1 million for the six months ended December 31, 2003, from $3.1 million for the same period in 2002. The decrease was primarily attributable to reductions in deposit rates paid, with the average cost of funds decreasing to 1.46% for the current period, from 2.25% for the same period last year, offset to some extent by a $4.4 million increase in the average balances of deposit accounts.

Net interest income decreased by $507,000, or 9.5%, to $4.8 million for the six months ended December 31, 2003, from $5.4 million for the same period in 2002. The net interest rate spread decreased 14 basis points, to 2.52% in 2003, from 2.66% in 2002, while the net interest margin decreased 31 basis points, to 2.79% in 2003, from 3.10% in 2002. The ratio of average interest-earning assets to average interest-bearing liabilities was 123.0% for the six months ended December 31, 2003, compared to 124.3% for the same period last year.

Non-interest income decreased $161,000, or 10.2%, to $1.4 million for the six months ended December 31, 2003, from $1.6 million for the same period in 2002. Insurance commissions generated by the Company's insurance subsidiary decreased $193,000, or 14.1% to $1.2 million in 2003, compared to $1.4 million in 2002, primarily for the reason discussed above.

Total non-interest expense decreased $69,000, or 1.5%, to $4.6 million for the six months ended December 31, 2003, from $4.7 million for the six months ended December 31, 2002. Salaries and employee benefits increased by $48,000, or 1.6%, including $26,000 from the increased fair value of Company stock released to the ESOP. Other expenses increased $84,000, or 13.2%, including a $26,000 increase in loan underwriting expenses, a $10,000 increase in advertising expense, a $9,000 increase in insurance expense, and a $28,000 increase in public company administrative expenses. These increases were offset by the $194,000 decrease in insurance agency bad debt expense discussed above. The annualized ratio of non-interest expense to average assets was 2.52% in 2003, compared to 2.60% in 2002, and the Company's efficiency ratio was 73.5% for 2003, compared to 67.4% for 2002.

The provision for income taxes of $629,000 for the six months ended December 31, 2003 resulted in an effective tax rate of 37.9%, compared to a provision of $904,000 and a 36.7% effective tax rate for the same period last year. The increase in the effective income tax rate results primarily from increased state income taxes due to reduced amounts of U.S. Government and Agency interest income.

The Company's return on average assets for the six months ended December 31, 2003, was 0.57%, compared to 0.87% for the same period last year. Return on average equity for the six months was 2.82%, compared to 4.28% for the same period last year.

Comparison of Financial Condition at December 31, 2003 and June 30, 2003

At December 31, 2003, total assets were $362.4 million, down $6.5 million, or 1.8%, from $368.9 million at June 30, 2003. Cash and cash equivalents decreased $22.1 million, or 15.6%, to $119.6 million at December 31, 2003, compared to $141.6 million at June 30, 2003. Loans receivable at December 31, 2003 were $148.5 million, down $1.5 million, or 1.0%, from $150.0 million at June 30, 2003. Total deposits at December 31, 2003, were $281.2 million, down $979,000, or 0.4 %, from $282.2 million at June 30, 2003.

The Company's non-performing loans were $221,000, or 0.15% of loans receivable as of December 31, 2003, compared to $258,000 as of June 30, 2003. The $1.3 million allowance for losses on loans to loans receivable was 0.88% as of December 31, 2003, compared to 0.87% as of June 30, 2003.

Total stockholders' equity as of December 31, 2003 was $74.1 million, or 20.5% of total assets, compared to $73.3 million, or 19.9% of total assets at June 30, 2003. At December 31, 2003, there were 3,875,521 common shares outstanding with a book value of $19.12 per share, compared to 3,879,558 shares with a book value of $18.90 at June 30, 2003.

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


This news release contains forward-looking statements that are subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including: (1) developments in general economic conditions, including interest rate and currency fluctuations, market fluctuations and perceptions, and inflation; (2) changes in the economy which could materially change anticipated credit quality trends and the ability to generate loans and deposits; (3) a failure of the capital markets to function consistently within customary levels; (4) a delay in or an inability to execute strategic initiatives designed to grow revenues and/or manage expenses; (5) legislative developments, including changes in laws concerning taxes, banking, securities, insurance and other aspects of the industry; (6) changes in the competitive environment for financial services organizations and the Company's ability to adapt to such changes.




                                --TABLES FOLLOW--
                                       8


CHESTERFIELD FINANCIAL CORP.
CONSOLIDATED CONDENSED BALANCE SHEETS (unaudited)
Dollars in thousands

-------------------------------------------------------------------------------------------------------------
Assets                                                                             December 31,     June 30,
                                                                                      2003            2003
-------------------------------------------------------------------------------------------------------------
Cash and due from financial institutions                                           $    10,970    $     8,843
Interest-earning deposits                                                              104,613        127,994
Federal funds sold                                                                       4,000          4,800
-------------------------------------------------------------------------------------------------------------
Cash and cash equivalents                                                              119,583        141,637
Securities available-for-sale                                                           29,097         26,822
Securities held-to-maturity                                                             40,810         26,117
Loans receivable, net of allowance for loan losses of $1,303 at
     December 31, 2003 and $1,304 at June 30, 2003                                     148,517        150,022
Federal Home Loan Bank stock                                                            19,192         18,563
Premises and equipment                                                                   2,268          2,415
Goodwill                                                                                   452            452
Accrued interest receivable and other assets                                             2,469          2,881
-------------------------------------------------------------------------------------------------------------

Total assets                                                                       $   362,388    $   368,909
=============================================================================================================

Liabilities and Stockholders' Equity
-------------------------------------------------------------------------------------------------------------
Liabilities
Deposits                                                                           $   281,196    $   282,175
Advance payments by borrowers for taxes and insurance                                    1,800          2,203
Accrued expenses and other liabilities                                                   5,273         11,222
-------------------------------------------------------------------------------------------------------------

Total liabilities                                                                      288,269        295,600

-------------------------------------------------------------------------------------------------------------

Stockholders' Equity

Preferred stock, $.01 par value per share, 1,000,000 shares authorized, no                   -              -
     shares issued and outstanding
Common stock, $.01 par value per share, 7,000,000 shares authorized; 4,304,738              43             43
     shares issued; and 3,875,521 and 3,879,558 shares outstanding at December
     31, 2003 and June 30, 2003, respectively
Additional paid-in capital                                                              42,613         42,399
Retained earnings                                                                       43,744         43,263
Unearned ESOP shares                                                                    (2,725)        (2,833)
Unearned RRP shares                                                                     (1,662)        (1,942)
Treasury stock, at cost, 429,217 and 425,180 shares                                     (7,890)        (7,797)
Accumulated other comprehensive income                                                      (4)           176
-------------------------------------------------------------------------------------------------------------

Total stockholders' equity                                                              74,119         73,309
-------------------------------------------------------------------------------------------------------------

Total liabilities and stockholders' equity                                         $   362,388    $   368,909
=============================================================================================================

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



CHESTERFIELD FINANCIAL CORP.
CONSOLIDATED CONDENSED STATEMENTS OF INCOME (unaudited)
Dollars in thousands, except per share data

---------------------------------------------------------------------------------------------------------------------
                                                             For the three months ended     For the six months ended
                                                                    December 31,                   December 31,
---------------------------------------------------------------------------------------------------------------------
                                                                2003         2002              2003          2002
---------------------------------------------------------------------------------------------------------------------
Interest income and dividend income
Loans, including fees                                        $   2,282   $  2,811           $  4,678     $   5,686
Securities                                                         545        708              1,005         1,583
Interest-earning deposits                                          278        333                576           680
Federal Home Loan Bank stock dividends                             331        269                629           490
Other interest income                                                6         24                 23            48

---------------------------------------------------------------------------------------------------------------------
Total interest and dividend income                               3,442      4,145              6,911         8,487
Interest expense on deposits                                     1,003      1,467              2,063         3,132
---------------------------------------------------------------------------------------------------------------------
Net interest income before provision for loan losses             2,439      2,678              4,848         5,355
Provision for loan losses                                            -      (200)                  -          (200)
---------------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses              2,439      2,878              4,848         5,555

Non-interest income
Insurance commissions                                              560        786              1,177         1,370
Service charges on deposit accounts                                 70         68                144           138
Other                                                               51         28                 97            71
---------------------------------------------------------------------------------------------------------------------
Total non-interest income                                          681        882              1,418         1,579
Non-interest expense
Salaries and employee benefits                                   1,537      1,509              3,016         2,968
Occupancy                                                          195        201                393           395
Equipment                                                          103        121                207           236
Data processing                                                     97         85                193           168
Federal deposit insurance                                           32         33                 65            66
Insurance agency bad debt expense                                    4        199                  9           203
Other                                                              364        361                721           637
---------------------------------------------------------------------------------------------------------------------
Total non-interest expense                                       2,332      2,509              4,604         4,673
---------------------------------------------------------------------------------------------------------------------

Income before income taxes                                         788      1,251              1,662         2,461
Income tax expense                                                 296        463                629           904
---------------------------------------------------------------------------------------------------------------------
Net income                                                   $     492   $    788           $  1,033     $   1,557
=====================================================================================================================

---------------------------------------------------------------------------------------------------------------------
Basic earnings per share                                     $    0.14   $   0.23           $   0.30     $   0.44
---------------------------------------------------------------------------------------------------------------------
Diluted earnings per share                                   $    0.14   $   0.22           $   0.29     $   0.43
---------------------------------------------------------------------------------------------------------------------
Cash dividends per share                                     $    0.08   $   0.05           $   0.16     $   0.05
---------------------------------------------------------------------------------------------------------------------

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


CHESTERFIELD FINANCIAL CORP.
FINANCIAL HIGHLIGHTS (unaudited)
Dollars in thousands, except share and per share data
                                                                 ---------------------------
                                                                  December 31,      June 30,
                                                                     2003            2003
                                                                 ---------------------------
Selected Financial Highlights:
------------------------------
     Total assets                                                $  362,388      $  368,909
     Interest-earning assets                                        346,229         354,318
     Loans receivable, net                                          148,517         150,022
     Deposits                                                       281,196         282,175
     Non-performing loans                                               221             258
     Allowance for loan losses                                        1,303           1,304
     Total stockholders' equity                                      74,119          73,309
     Shares outstanding - actual number                           3,875,521       3,879,558
     Book value per share                                        $    19.12      $    18.90

Asset Quality Ratios:
---------------------
     Non-performing loans to loans receivable, net                     0.15%           0.17%

     Allowance for loan losses to non-performing loans                 5.90x           5.05x

     Allowance for loan losses to loans receivable, net                0.88%           0.87%



                                                                 ----------------------------------------------------
                                                                 For the three months ended       For the six months
                                                                        December 31,               ended December 31,
                                                                 ----------------------------------------------------
                                                                     2003           2002           2003        2002
                                                                 ----------------------------------------------------
Selected Operating Ratios:
--------------------------
     Return on average assets (1)                                   0.54%           0.88%           0.57%       0.87%
     Return on average equity (1)                                   2.68%           4.39%           2.82%       4.28%
     Interest rate spread (1)                                       2.56%           2.72%           2.52%       2.66%
     Net interest margin (1)                                        2.83%           3.12%           2.79%       3.10%
      Average interest-earning assets to average
        interest-bearing liabilities                              122.68%         123.76%         123.04%     124.25%
     Non-interest expense to average assets (1)                     2.57%           2.80%           2.52%       2.60%
     Efficiency ratio                                              74.74%          70.48%          73.48%      67.39%
     Dividend payout ratio                                         57.14%          21.74%          53.33%      11.37%
Stock price this period:
------------------------
      High                                                       $  25.40       $  20.88        $  25.40    $  20.88
      Low                                                           22.38          18.15           21.01       17.70
      Close                                                         23.75          20.46           23.75       20.46


(1) Ratio annualized

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